Exhibit 10(x)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Non-Qualified Stock Option Grant

(Long-Term Incentive Compensation Program under the 2005 Stock Incentive Plan)

NOT TRANSFERABLE EXCEPT BY WILL OR BY THE LAWS GOVERNING THE DESCENT AND DISTRIBUTION OF ESTATES

Non-Qualified Stock Option granted by United States Steel Corporation, a Delaware corporation (the “Corporation”), to the optionee identified below (the “Optionee”).

Name of Optionee:	PARTICIPANT NAME

Name of Employing Company on Date Hereof:	(the company recognized by the Corporation as employing the Optionee on the date hereof)

Number of Shares Subject to Purchase:	# SHARES

Option Price of Each Share:	GRANT PRICE

Date of This Option:	GRANT DATE

By my acceptance, I agree that this option (the “Option”) is granted under and governed by the terms and conditions of the Corporation’s 2005 Stock Incentive Plan (the “Plan”), the Corporation’s Administrative Regulations for the Long-Term Incentive Compensation Program (the “Administrative Regulations”), and the Grant Terms and Conditions contained herein, as well as such amendments to the Plan and/or the Administrative Regulations as the Compensation & Organization Committee, or its successor committee (the “Committee”), may adopt from time to time.

United States Steel Corporation		Accepted as of the above date: ACCEPTANCE DATE

By		By	PARTICIPANT ES
	Authorized Officer		Signature of Optionee

TERMS AND CONDITIONS

1. The Corporation agrees that the Optionee has the right to purchase the number of shares of common stock of the Corporation set forth in this Option grant for the price stated herein. The purchase price shall be paid in cash or such other form of consideration as permitted in the Plan.

2. The Optionee agrees to continue as an employee of the employing company identified above or the Corporation, its subsidiaries or affiliates (each an “Employing Company”) for three years from the date of the Option, subject to the Employing Company’s right to terminate the Optionee’s employment at any time, performing such duties consistent with his capabilities and receiving his present compensation or such adjusted compensation as the Employing Company shall from time to time reasonably determine.

3. The Option will become exercisable in annual installments over a three-year vesting period according to the following vesting schedule: 1/3 of the Option shares shall vest upon the 1st anniversary of the date of the Option, provided that the Optionee is employed by an Employing Company on such anniversary; an additional 1/3 of the Option shares will vest upon the 2nd anniversary of the date of the Option, provided that the Optionee is employed by an Employing Company on such anniversary; and an additional 1/3 of the Option shares will vest on the 3rd anniversary of date of the Option, provided that the Optionee is employed by an Employing Company on such anniversary, with all fractional Option shares, if any, vesting as whole Option shares upon the latest vesting date. Any portion of the Option that is exercisable may be exercised in whole or in part from time to time during the Option period. The Option period shall begin on the date of the Option and shall end, except as provided in Section 4 hereof, on the first to occur of: (a) ten years thereafter, (b) three years after the date upon which the Optionee ceases to be an employee of the an Employing Company by reason of Retirement, death, Disability or Termination with Consent, or (c) immediately following termination of employment, if termination of employment is due to Termination without Consent or Termination for Cause. Unless otherwise determined by the Committee, a prorated number of the Options scheduled to vest during the current Vesting Year will vest on the vesting date for the current Vesting Year based upon the number of complete months worked during the Vesting Year in which the Participant’s termination of employment occurs by reason of Retirement, death, Disability or Termination with Consent. The remaining unvested Option grants are forfeited immediately upon the Grantee’s termination of employment without consideration or further action required of the Corporation or Employing Company. Notwithstanding the foregoing, if the Optionee is a party to an individual Change in Control Agreement (a “CIC Agreement”) with the Corporation providing for benefits upon a termination for other than “Cause” or “Disability” or a termination for “Good Reason”, then the unvested Option grants shall not be forfeited if (i) the Optionee’s employment is terminated during a Potential Change in Control Period either by the Employing Company for other than “Cause” or “Disability” or by the Grantee for “Good Reason”, as such terms are defined in the CIC Agreement and (ii) a 409A Change in Control, as defined in the CIC Agreement, occurs within twenty-four months following the commencement of the Potential Change in Control Period. In such event, all Options shall vest upon the 409A Change in Control and shall remain exercisable until the end of their term.

4. Notwithstanding anything to the contrary stated herein, and in lieu of application of Section 9 of the Plan, (i) all Options vest immediately upon a Change of Control (as used in this Agreement, “Change of Control” shall be as defined in Section 4(F)(1) of the Administrative Regulations), without regard to the Optionee’s continued employment or termination thereof, and (ii) if an Optionee’s employment is terminated within three years of a Change of Control, whether voluntarily or involuntarily (except for Cause), each vested Option will remain exercisable until the end of its term.

5. During the Optionee’s lifetime, to the extent the Option is exercisable, the Option may be exercised only by the Optionee or by the Optionee’s guardian or legal representative. Upon the Optionee’s death, the Option may be transferred by will or by the laws governing the descent and distribution of the Optionee’s estate. Otherwise, the Option may not be transferred, pledged or encumbered and, in the event of an attempt to transfer, pledge or encumber it, the Committee may cancel it.

6. The number of shares subject to the Option and the Option price per share shall be subject to adjustment as provided in Section 8 of the Plan. The Optionee shall be notified of such adjustment and such adjustment shall be binding upon the Corporation and the Optionee.

7. Notwithstanding anything in the Option to the contrary, the obligations of the Corporation and the rights of the Optionee are subject to all applicable laws, rules and regulations including, without limitation, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended, the Internal Revenue Code of 1986, as amended, and any other applicable laws.

8. The Option is not valid unless it is accepted by the Optionee and notice of such acceptance is received by the Stock Plan Officer. In the event of the exercise of the Option in whole or in part, the portion of the Option so exercised shall terminate.

9. The Option shall be administered and exercised in accordance with the Plan and the Administrative Regulations, as the same may be amended by the Committee from time to time, provided that no amendment may, without the consent of the Optionee, affect the rights of the Optionee under this Option in a materially adverse manner. All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan or the Administrative Regulations. In the event of a conflict between the Plan and the Administrative Regulations, unless this Option specifies otherwise, the Plan shall control.

10. Neither the grant of the Option nor anything else contained in this Agreement shall be deemed to limit or restrict the right of the Employing Company to terminate the Optionee’s employment at any time, for any reason, with or without cause.

11. In each case where the Optionee exercises this Option in whole or in part the Corporation will notify the Optionee of the amount of withholding tax, if any, required under federal and, where applicable, state and local law, and the Optionee shall, forthwith upon the receipt of such notice, remit the required amount to the Corporation in cash upon request or, in accordance with such regulations as the Committee may prescribe, elect to have the withholding obligation satisfied in whole or in part by requesting the Corporation in writing to withhold from the shares otherwise deliverable to Optionee or by delivering to the Corporation shares of its common stock equal to the amount of the aggregate minimum statutory withholding tax obligation to be so satisfied. Optionee understands that no shares of stock shall be delivered to Optionee, notwithstanding the exercise thereof, unless and until Optionee shall have satisfied any obligation for withholding taxes with respect thereto as provided herein.

12. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws thereof.